Exhibit 23. b



Malone & Bailey, PLLC
Houston, Texas
August 30, 2002


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of TerenceNet, Inc. on Form S-8, of our report dated March 25, 2002, on our audit of the financial statements of TerenceNet, Inc. as of and for the year ended December 31, 2001, which report is included in the Initial Filing on Form 10-SB12G.

Signed,


/s/ Malone & Bailey, PLLC
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